Exhibit 10.1

Amendment to Executive Agreement

[GPE Global Holdings Inc. - Robert Mattacchione]

Dated as of June 18, 2024

This Amendment to Executive Agreement (this “Amendment”) dated as of the date first set forth above (the “Amendment Date”) is entered into by and between Novo Integrated Sciences, Inc., a Nevada corporation (the “Company”) and GPE Global Holdings Inc. (“Executive”). The Company and Executive may collectively be referred to as the “Parties” and each individually as a “Party”.

WHEREAS, the Parties are the parties to that certain Executive Agreement, dated as of June 18, 2021 (the “Original Agreement”), and now desire to amend the Original Agreement as set forth herein and pursuant to Section 9.06 of the Original Agreement the Parties may amend the Original Agreement in writing;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Defined Terms. Defined terms used herein without definition shall have the meanings given in the Original Agreement.

2.	Amendment. Pursuant to Section 9.06 of the Original Agreement, the term of the Original Agreement as set forth in Section 3.01 of the Original Agreement is hereby extended for one additional year, such that the term of the Original Agreement shall continue until June 18, 2025.

3.	Remainder in Force. Other than as amended herein, the Original Agreement shall remain in full force and effect until terminated in accordance with its terms. Any reference in the Original Agreement to the “Agreement” shall now be deemed a reference to the Original Agreement as amended by this Amendment.

4.	Miscellaneous.

(a)	The headings in this Amendment are for reference only and shall not affect the interpretation of this Amendment.

(b)	This Amendment and the rights and obligations of the Parties shall be governed by and construed and enforced in accordance with the laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

(c)	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the Amendment Date.

Novo Integrated Sciences, Inc.

By:	/s/ Christopher David
Name:	Christopher David
Title:	Chief Operating Officer

GPE Global Holdings Inc.

By:	/s/ Robert Mattacchione
Name:	Robert Mattacchione
Title:	President

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